                                SECOND AMENDMENT


     SECOND AMENDMENT, dated as of September 28, 1998 (this "Amendment"), to the
                                                             ---------
Amended and Restated Credit Agreement, dated as of December 22, 1997 (as heretofore and hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Imperial Holly Corporation (the
              ----------------
"Borrower"), the several Lenders from time to time parties thereto, Lehman
---------
Commercial Paper, Inc., as Syndication Agent, Lehman Brothers Inc., as Arranger and Harris Trust and Savings Bank, as Administrative Agent and Collateral Agent.

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement;

     WHEREAS, the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1.  Defined Terms.  Unless otherwise defined herein, capitalized
                 -------------
terms which are defined in the Credit Agreement are used herein as therein defined.

     SECTION 2.  Amendments to the Credit Agreement.
                 ----------------------------------

     (a) Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of AConsolidated Total Debt" to provide as follows:

                 "Consolidated Total Debt": at any date, the
                  -----------------------
                 sum of (a) the aggregate principal amount
                 of all Funded Debt of the Borrower and its
                 Subsidiaries at such date minus (b) the
                                           -----
                 excess of (i) the aggregate principal
                 amount of all Revolving Credit Loans, Swing
                 Line Loans and Indebtedness incurred
                 pursuant to Section 7.2(k) outstanding at
                 such date over (ii) the lesser of (A) the
                 Acquisition Debt and (B) the lowest amount
                 described in the
                 foregoing clause (i) to be outstanding
                 during any consecutive 30 days occurring
                 within the 12 months ending on such date
                 (or, if less, since the Acquisition Date),
                 all determined on a consolidated basis in
                 accordance with GAAP; provided that for
                                       --------
                 the purposes of calculating Consolidated
                 Total Leverage Ratio for its use in
                 determining the Applicable Margin and the Commitment Fee Rate in the Pricing Grid, AConsolidated Total Debt" shall mean, at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

     (b) Section 1.1 of the Credit Agreement is hereby further amended by amending the definition of "Disposition" by inserting after the
                                      -----------
          word "thereof" the phrase "(provided that the cancellation of shares of IHK Acquisition Corp. as contemplated in the DSLT Merger Agreement shall not be a "Disposition" hereunder)."

     (c) Section 1.1 of the Credit Agreement is hereby further amended by inserting therein in proper alphabetical order the following definitions:

                 "Acquisition Date" means the "Effective
                  ----------------
                  Time", as such term is defined in the DSLT
                  Merger Agreement.

                 "Acquisition Debt" means the outstanding
                  ----------------
                  principal amount of Revolving Loans, the proceeds of which are used to pay the adjusted "Merger Price", as such term is defined in the DSLT Merger Agreement; not to exceed $115,300,000.

                  "Consolidated Current Ratio": as of any
                   --------------------------
                  date, the ratio of (a) all amounts which would, in conformity with GAAP, be attributable to and reflected as accounts receivable, inventory and deferred costs on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, to (b) the sum of (i) all amounts which would, in conformity with GAAP, be attributable to and reflected as accounts payable on a consolidated balance sheet of the Borrower and its Subsidiaries and (ii) the aggregate principal amount of all Indebtedness consisting of Revolving Credit Loans, Swing Line Loans or Indebtedness of the Borrower and its Subsidiaries incurred pursuant to Section 7.2(k) on such date.

                  "DSLT Merger": shall mean the
                   -----------
                  "Merger," as such term is
                  defined in the DSLT Merger
                  Agreement.

                  "DSLT" Merger Agreement": means
                   ----------------------
                  the Agreement and Plan of Merger
                  dated September 2, 1998, among
                  the Borrower, IHK Acquisition
                  Corp. and DSLT Inc., as amended
                  from time to time.

                  "WF": means Wholesome Foods
                   --
                  L.L.C., a Florida limited
                  liability company.

                  "WF Acquisition": means the
                   --------------
                  acquisition of WF pursuant to
                  the WF Purchase Agreement.

                  "WF Purchase Agreement": means
                   ---------------------
                  the Stock Purchase Agreement
                  dated as of September 1, 1998
                  among the Borrower, the Susan S.
                  Root Revocable Trust and the
                  1992 Root Children's Business
                  Trust as amended from time to
                  time.

     (d) Section 2.5 of the Credit Agreement is hereby amended by deleting from the sixth line thereof the phrase "one Business Day prior to" and inserting in lieu thereof the phrase "no later than the".

     (e) Section 2.12(a) of the Credit Agreement is hereby amended by inserting at the end thereof the following phrase:

                  The Lenders hereby agree that
                  this Section 2.12(a) shall not
                  apply to the issuance of up to
                  $40,000,000 of Capital Stock to
                  be issued in connection with the
                  DSLT Merger.

     (f) The Credit Agreement is hereby amended by inserting therein the following new Section 2.25:

               2.25.  Cleandown Periods.  As of each fiscal year end, the
                      -----------------
               aggregate principal amount of Revolving Loans and Swing Line Loans outstanding at such date must be reduced to at least the following amounts for 30 consecutive days:

               Fiscal Year End      Outstandings
               ---------------      ------------

               September 30, 1999   $ 100 million
               September 30, 2000   $  85 million
               September 30, 2001   $  70 million
               September 30, 2002   $  55 million

               The application of any prepayment pursuant to
               Section 2.25 shall be made first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under Section 2.25 (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and any amounts owing pursuant to Section 2.21.

     (g) Section 7.1(b) of the Credit Agreement is hereby amended by revising the schedule therein to provide as follows:

                                          Consolidated Senior
                    Fiscal Quarter        Leverage Ratio
                    --------------        --------------

                    September 30, 1998    3.30 to 1.00
                    December 31, 1998     3.30 to 1.00
                    March 31, 1999        3.30 to 1.00
                    June 30, 1999         3.00 to 1.00
                    September 30, 1999    2.75 to 1.00
                    December 31, 1999     2.50 to 1.00
                    March 31, 2000        2.50 to 1.00
                    June 30, 2000         2.50 to 1.00
                    September 30, 2000    2.50 to 1.00
                    December 31, 2000     2.25 to 1.00
                    March 31, 2001        2.25 to 1.00

                    June 30, 2001         2.25 to 1.00
                    September 30, 2001    2.25 to 1.00
                    December 31, 2001     2.00 to 1.00
                    Thereafter            2.00 to 1.00


     (h) Section 7.1(e) of the Credit Agreement is hereby deleted and the following inserted in lieu thereof:

                    Consolidated Current Ratio. Permit the
                    --------------------------
                    Consolidated Current Ratio as of the
                    last day of any fiscal quarter of the
                    Borrower to be less than 1.30 to 1.00.

     (i) Section 7.4 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of Section 7.4(a), (ii) deleting the period at the end of Section 7.4(b) and inserting "; and" in lieu thereof and
          (iii) inserting at the end thereof the following new subsection:

                    (c) any Person may be merged or
                    consolidated with or into the Borrower
                    or any Subsidiary so long as (i) the
                    Borrower or such Subsidiary shall be the surviving corporation, and (ii) after giving effect to such events, no Default or Event of Default shall have resulted therefrom.

     (j) Section 7.7 is hereby amended by inserting at the end thereof the following provision:

                    and (iii) to the extent the payment of such purchase prices constitute a Capital
                    Expenditure, Capital Expenditures in the amount of the purchase prices paid in connection with the acquisition of DSLT Inc.
                    and WF.

     (k) Section 7.8 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of Section 7.8(l), (ii) deleting the period at the end of subsection (m) and inserting "; and" in lieu thereof and
          (iii) inserting the following new subsection:

                    (n) as contemplated under (i)
                    the DSLT Merger Agreement in
                    connection with the DSLT
                    Merger, for an aggregate
                    consideration of not more than
                    $163,000,000, of which not
                    less than $40,000,000 are
                    proceeds from the issuance of
                    equity securities of the
                    Borrower and (ii) the WF
                    Purchase Agreement in
                    connection with the WF
                    Acquisition.

     (l) Section 7.10 is hereby amended by amending the last sentence thereof by inserting after the phrase "and the Merger" the phrase "and the DSLT Merger and the WP Acquisition."

     (m) Notwithstanding anything in the Credit Agreement to the contrary, the Lenders hereby consent to the performance of the Borrower"s obligations under Sections 2.4 and 2.5 of the WF Purchase Agreement.

     SECTION 3.  Conditions to Effectiveness.  This Amendment shall become
                 ---------------------------
effective as of the date hereof (the "Effective Date") upon satisfaction of the
                                      --------------
following conditions precedent:

     (a) The execution and delivery of this Amendment by a duly authorized officer of each of the Borrower, the Agents and the Required Lenders;

     (b) Delivery to the Administrative Agent of true, correct and complete copies of the executed DSLT Merger Agreement and the WF Purchase Agreement, together with copies of any legal opinions delivered in connection therewith;

     (c) Delivery to the Administrative Agent of the DSLT Financial Statements (as defined below);

     (d) Delivery to the Administrative Agent of the tax return of WF and its subsidiary as of and for the year ended December 31, 1997; and

     (e) Payment of an amendment fee of 12.50 basis points on each Lender's existing Commitment to those Lenders which have approved the Amendment on or prior to September 28, 1998.

     SECTION 4.  Representation and Warranties.  The Borrower represents
                 -----------------------------
and warrants to each Agent and each Lender that as of the Effective Date, before and after giving effect to this Amendment: (i) no Default or Event of Default has occurred and is continuing; (ii) the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any

Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date); (iii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and (iv) the Borrower has delivered to the Lenders the audited financial statements for DSLT as of and for the year ended March 31, 1997, the audited financial statements for DSLT as of and for the year ended March 31, 1998 and the unaudited financial statements for DSLT Inc. as of and for the three months ended June 30, 1998 (collectively, the " DSLT Financial"
                                                      --------------
Statements"), and based on the Borrower"s review of the DSLT Financial Statements and other financial information obtained by the Borrower in connection with the DSLT Merger, nothing has come to the Borrower's attention as of the Effective Date that would cause it to believe that the DSLT Financial Statements are inaccurate in any material respect or that the DSLT Financial Statements do not present fairly, in all material respects, the consolidated financial position of DSLT and its subsidiaries as at the date of the DSLT Financial Statements in conformity with generally accepted accounting principles, consistently applied, except (A) as otherwise indicated in the DSLT Financial Statements, and (B) for such matters as would not individually or in the aggregate have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole; (v) except as reflected, reserved against or otherwise disclosed in the DSLT Financial Statements, based on the Borrower's review of the DSLT Financial Statements and other financial information obtained by the Borrower in connection with the DSLT Merger, nothing has come to the Borrower's attention as of the Effective Date that would cause it to believe that either DSLT or any of its subsidiaries had, as of the date of the DSLT Financial Statements, any material liabilities or obligations that would have been required to be reflected on the DSLT Financial Statements (including disclosures required in any notes thereto) in accordance with generally accepted accounting principles, consistently applied, except for such matters as would not individually or in the aggregate have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole.

          SECTION 5.  Continuing Effect of Credit Agreement.  This Amendment
                      -------------------------------------
shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Agents or the Lenders except as expressly stated herein. Except as expressly consented to hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          SECTION 6.  Expenses.  The Borrower agrees to pay and reimburse the
                      --------
Agents for all of their reasonable costs and out-of-pocket expenses incurred in connection with the preparation, execution and delivery of this Amendment and ancillary documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agents.

          SECTION 7.  Counterparts.  This Amendment may be executed in any
                      ------------
number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

          SECTION 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                      -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                    IMPERIAL HOLLY CORPORATION

                                       /s/ MARY L. BURKE
                                    By:________________________________
                                           Mary L. Burke
                                    Name:______________________________
                                           CFO
                                    Title:_____________________________


                                    LEHMAN COMMERCIAL PAPER, INC., as
                                    Syndication Agent and as a Lender

                                       /s/ MICHAEL E. O'BRIEN
                                    By:________________________________
                                           Michael E. O'Brien
                                    Name:______________________________
                                           Authorized Signatory
                                    Title:_____________________________


                                    HARRIS TRUST AND SAVINGS BANK, as
                                    Administrative Agent, Collateral Agent,
                                    Issuing Lender and as a Lender

                                       /s/ KAREN L. KNUDSEN
                                    By:________________________________
                                           Karen L. Knudsen
                                    Name:______________________________
                                           Vice President
                                    Title:_____________________________

                                    WACHOVIA BANK, N.A.

                                        /s/
                                    By:________________________________

                                    Name:______________________________

                                    Title:_____________________________

                                   UNION BANK OF CALIFORNIA, N.A.

                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________


                                   FBS AG CREDIT, INC.

                                      /s/ ALAN V. SCHULER
                                   By:_________________________________
                                         Alan V. Schuler
                                   Name:_______________________________
                                          Vice President
                                   Title:______________________________


                                   THE BANK OF NEW YORK

                                       /s/ HELEN L. SARRO
                                   By:_________________________________
                                         Helen L. Sarro
                                   Name:_______________________________
                                          Assistant Vice President
                                   Title:______________________________


                                   COOPERATIEVE CENTRALE
                                   RAIFFEISEN-BOERENLEENBANK B.A.,
                                   ARABOBANK NEDERLAND" NEW
                                   YORK BRANCH

                                       /s/ ROBERT B. BENOIT
                                   By:_________________________________
                                         Robert B. Benoit
                                   Name:_______________________________
                                          Senior Vice President
                                   Title:______________________________

                                       /s/ KEVIN T. KING
                                   By:_________________________________
                                         Kevin T. King
                                   Name:_______________________________
                                          Vice President
                                   Title:______________________________


                                   ST. PAUL BANK FOR COOPERATIVES

                                       /s/ MARVIN LINDO
                                   By:_________________________________
                                         Marvin Lindo
                                   Name:_______________________________
                                          Senior Vice President
                                   Title:______________________________

                                    FROST NATIONAL BANK

                                        /s/ W. GLEN THOMAS
                                    By:________________________________
                                          W. Glen Thomas
                                    Name:______________________________
                                           Vice President
                                    Title:_____________________________


                              CREDIT AGRICOLE INDOSUEZ

                                  /s/ DENNIS M. TOOLAN  W. LEROY STARTZ
                              By:_____________________________________________
                                      Dennis M. Toolan  W. Leroy Startz
                              Name:___________________________________________
                                   Senior Vice President  First Vice President
                              Title:__________________________________________


                                    WELLS FARGO BANK (TEXAS), N.A.

                                        /s/ SUSAN L. COULTER
                                    By:________________________________
                                           Susan L. Coulter
                                    Name:______________________________
                                           Vice President
                                    Title:_____________________________


                                    BALANCED HIGH YIELD FUND I LTD.,

                                    By:  BHF-BANK AKTIENGESELLSCHAFT,
                                         acting through its New York Branch


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    GCB INVESTMENT PORTFOLIO


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

                                    MERRILL LYNCH DEBT STRATEGIES
                                    PORTFOLIO


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    MERRILL LYNCH SENIOR FLOATING
                                    RATE FUND, INC.

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    MERRILL LYNCH INCOME STRATEGIES
                                    PORTFOLIO

                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________


                                    METROPOLITAN LIFE INSURANCE
                                    COMPANY

                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    OSPREY INVESTMENTS PORTFOLIO


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________

                                    PEOPLES SECURITY LIFE INSURANCE
                                    COMPANY
                                    c/o AEGON USA INVESTMENT
                                    MANAGEMENT


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    PILGRIM AMERICA PRIME RATE TRUST


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________



                                    PAMCO CAYMAN LTD.

                                    By:  PROTECTIVE ASSET MANAGEMENT
                                         COMPANY


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    PUTNAM DIVERSIFIED INCOME TRUST


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    PUTNAM VT HIGH YIELD FUND


                                    By:________________________________

                                    Name:______________________________
                                    Title:_____________________________


                                    THE TRAVELERS INSURANCE COMPANY


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    VAN KAMPEN AMERICAN CAPITAL

                                        /s/ JEFFREY W. MALLET
                                    By:_____________________________________
                                          Jeffrey W. Mallet
                                    Name:___________________________________
                                           Senior Vice President & Director
                                    Title:__________________________________


                                    VAN KAMPEN AMERICAN CAPITAL
                                    SENIOR INCOME TRUST

                                        /s/ JEFFREY W. MALLET
                                    By:_____________________________________
                                          Jeffrey W. Mallet
                                    Name:___________________________________
                                           Senior Vice President & Director
                                    Title:__________________________________


                                    VAN KAMPEN CLO I, LIMITED
                                    BY: VAN KAMPEN AMERICAN
                                    CAPITAL MANAGEMENT INC.,
                                    as  Collateral Manager

                                        /s/ JEFFREY W. MALLET
                                    By:________________________________
                                            Jeffrey W. Mallet
                                    Name:______________________________
                                            Senior Vice President
                                    Title:_____________________________



                                    TORONTO DOMINION


                                    By:________________________________

                                    Name:______________________________

                                    Title:_____________________________